Exhibit 5

VOTING AGREEMENT

THIS VOTING AGREEMENT is made by and among ICT Group, Inc., a Pennsylvania corporation, its successors and assigns (the “Company”), John J. Brennan (“Brennan”), and the shareholder or optionholder of the Company signatory hereto (“Shareholder”) as of the date indicated on the Shareholder’s counterpart signature page to this Agreement.

Background

Shareholder owns options to purchase shares of common stock of the Company, which were issued pursuant to one or more stock plans and/or one or more stock option plans of the Company (“Plans”) on or prior to the date hereof. The term “Shares” as used in this Agreement means all of the shares of common stock issuable upon the exercise of the options described in the preceding sentence and any shares of common stock of the Company issued to Shareholder pursuant to any Plan or upon the exercise of any options or other rights granted under any Plan, together with all additional and/or replacement shares of stock issued with respect thereto by reason of recapitalizations and other capital events described in Paragraph 4 of this Agreement.

1. Agreement to Vote. During the term of this Agreement, Shareholder shall vote all of the Shares in the manner directed by Brennan.

2. Irrevocable Proxy. In furtherance of the purposes of this Agreement, Shareholder shall deliver to Brennan an irrevocable proxy in the form of Exhibit A to this Agreement (the “Irrevocable Proxy”) upon the execution of this Agreement. Upon request of Brennan (or his legal representative) from time to time, Shareholder shall deliver to Brennan such further or other Irrevocable Proxies as may be requested. The Irrevocable Proxy shall appoint Brennan (or his legal representative) as Shareholder’s true and lawful attorney and proxy, with full power of substitution, for and in Shareholder’s name to vote and otherwise act with respect to all Shares at all annual, special, and other meetings of shareholders of the Company (or by written consent in lieu thereof) and at any other time those shares are required to be, or may be, voted or acted upon.

3. Successors in Interest; Release From This Agreement and Irrevocable Proxy.

(a) Except as otherwise provided in Section 3(b), the provisions of this Agreement and the Irrevocable Proxy also shall be binding upon all persons who become successors in interest to the Shares of Shareholder during the term of this Agreement, including without limitation anyone who acquires the Shares (whether restricted or registered) from Shareholder (or any successor in interest), by gift or sale.

(b) If Shares held by Shareholder (or any successor in interest) either have been registered by the Company under the Securities Act of 1933, as amended, or meet the requirements for sale pursuant to Rule 144 thereunder, and Shareholder (or any successor in interest) desires to sell such registered Shares in the open market, Shareholder (or any successor in interest) may request in writing that Brennan release specified Shares from the provisions of this Agreement and the Irrevocable Proxy, which request shall be in the form of Exhibit B to this Agreement (a “Release Request”). If a Release Request is made, Brennan agrees to release the specified Shares from the provisions of this Agreement and the Irrevocable Proxy effective upon such sale in the open market by sending a written confirmation in the form of Exhibit C to this Agreement to Shareholder (or any successor in interest) within 10 days after the date of receipt of the Release Request (a “Release”). A Release shall apply only to the Shares specified in the Release Request and only if such specified Shares are sold within 90 days from the date of the Release. A Release shall not apply to any Shares not specified in the Release Request, but not sold or any additional Shares subsequently acquired by Shareholder, all of which shall be and remain subject to all of the provisions of this Agreement and the Irrevocable Proxy until one or more Releases are given by Brennan with respect thereto or until this Agreement terminates.

(c) The Company shall not permit the transfer of any Shares on its books or issue a new certificate representing any Shares unless and until the person to whom such Shares are to be transferred shall have, in a manner satisfactory to Brennan, become signatory to this Agreement with respect to the Shares so transferred and agreed to be bound by all the provisions hereof as if such person was an original signatory hereto.

(d) Each certificate representing Shares held by Shareholder shall be endorsed by the Company with the following legend:

THE SHARES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO A VOTING AGREEMENT AND AN IRREVOCABLE PROXY (COPIES OF WHICH ARE AVAILABLE FOR INSPECTION AT THE PRINCIPAL OFFICE OF THE COMPANY). THE RECIPIENT OF ANY INTEREST IN SUCH SHARES SHALL BE DEEMED TO HAVE AGREED TO AND SHALL BECOME BOUND BY ALL OF THE PROVISIONS OF SAID VOTING AGREEMENT AND IRREVOCABLE PROXY.

4. Recapitalization. If a capital reorganization of the Company takes place, or if any dividend is paid in capital stock with respect to the Shares, or if any Shares held by the Shareholder are reclassified, classified, split, exchanged, or changed in any manner, this Agreement shall be deemed to apply to all of those shares of capital stock received and then owned by the Shareholder with respect to the Shares pursuant to such capital event.

5. Covenants of the Company. The Company agrees to take all actions reasonably required to effectuate the rights granted to Brennan hereunder by Shareholder. Such actions include, without limitation, the Company’s exercise of its best efforts to cause its nominating committee to nominate the designees of Brennan for election as directors of the Company. The Company will not, by any voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all of the provisions of this Agreement and in the taking of all such actions as may be necessary or appropriate in order to protect the rights of Brennan hereunder against impairment.

6. Termination. This Agreement shall terminate ten (10) years from the date of this Agreement.

7. Amendments and Waivers. Any term of this Agreement may be amended only by the written agreement of both Brennan and Shareholder and, with respect to any provisions of this Agreement which contain obligations on the part of the Company, with the written agreement of the Company. The observance of any term of this Agreement way be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the party entitled to the observance of such term. Any amendment or waiver effected in compliance with the foregoing provisions shall be binding upon Brennan, Shareholder, and the Company, and their respective successors, personal representatives, and assigns.

8. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law. If, however, any provision of this Agreement shall be held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

9. Governing Law. This Agreement shall be governed by and construed under the laws of the Commonwealth of Pennsylvania, without reference to the conflict of laws principles of such Commonwealth.

10. Venue. With respect to any claim arising out of this Agreement, Shareholder hereby (a) irrevocably submits to the exclusive jurisdiction of the courts of the Commonwealth of Pennsylvania located in Bucks County, Pennsylvania and the United States District Court for the Eastern District of Pennsylvania; (b) irrevocably waives any objection which Shareholder may have at any time to the venue of any suit, action or proceeding arising out of or relating to this Agreement brought in any such court and irrevocably waives any claims that such suit, action or proceeding is brought in an inconvenient forum; and (c) irrevocably waives the right to object, with respect to such claim, suit, action or proceeding brought in any such court, that such court does not have jurisdiction over Shareholder.

11. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Instrument. This Agreement between the Company, Brennan and a Shareholder shall constitute a separate agreement from all other Voting Agreements made by other optionholders with Brennan and the Company.

12. Successors and Assigns. Except as otherwise expressly provided in this Agreement, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, legatees, distributees, estates, executors, administrators, personal representatives, and legal representatives of the parties hereto.

13. Death or Incapacity of Brennan. If Brennan dies or becomes incapacitated during the term of this Agreement, his legal representative (whether a personal representative, conservator, or other representative) or the devisee(s) or distributee(s) of his stock in the Company, as the case may be, shall have all of the rights granted to Brennan by this Agreement including without limitation the right to vote the Shares in accordance with the terms and conditions of this Agreement.

14. Liability for Actions or Failure to Act. Brennan shall not be liable by reason of any act or omission to act performed or omitted by Brennan in connection with any of the rights granted him by this Agreement, except for actual fraud, gross negligence, or criminal conduct.

15. Equitable Remedies. The parties to this Agreement acknowledge and agree that the legal remedies available to Brennan in the event the Company or a Shareholder fails to fulfill the provisions of this Agreement would be inadequate and that Brennan shall be entitled, without posting any bond or other security, to temporary, preliminary, and permanent injunctive relief, specific performance and other equitable remedies in the event of such a violation, in addition to any other remedies which Brennan may have at law or in equity.

16. Notifying. Any notice required or permitted to be given to a party pursuant to the provisions of this Agreement shall be in writing and shall be effective upon personal delivery or upon deposit in the U.S. mail (or equivalent independent Service), postage prepaid and properly addressed to the party to be notified at the following addresses or at such other address as such party may designate by ten (10) days’ advance written notice to the other parties hereto:

Shareholder:	At the address set forth below Shareholder’s Name on the signature page.

The Company:	100 Brandywine Blvd. Newtown, PA 18940

Brennan:	c/o ICT Group, Inc. 100 Brandywine Blvd. Newtown, PA 18940

17. Independent Obligations. The provisions of this Agreement shall survive the termination of Shareholder’s employment, if any, with the Company, even if such termination constitutes a wrongful termination of Shareholder’s employment.

18. Entire Agreement. This Agreement constitutes the entire agreement between the Company, Brennan and Shareholder regarding the subject matter hereof.

19. Further Assurances. The Company and Shareholder agree to execute and deliver to Brennan, upon request, such other instruments and documents as Brennan may reasonably request from time to time in order to more fully effectuate the purposes of this Agreement.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date set forth below.

ICT GROUP, INC.

By:
VINCENT A. PACCAPANICCIA,
ASSISTANT SECRETARY

JOHN J. BRENNAN

SHAREHOLDER:

Sign Name:

Print Name:

Shareholder Address:

Number of options outstanding on the date of the Voting Agreement:

shares

Date:

IRREVOCABLE PROXY

COMMONWEALTH OF PENNSYLVANIA	)
) SS.
COUNTY OF BUCKS	)

This Irrevocable Proxy is given by the undersigned shareholder (“Shareholder”) of ICT Group, Inc., its successors and assigns (the “Company”) to John J. Brennan (“Proxyholder”) pursuant to a Voting Agreement of this same date between Shareholder, Proxyholder, and ICT Group, Inc. (the “Voting Agreement”).

1.	Irrevocable Proxy.

a. Shareholder irrevocably appoints the Proxyholder as Shareholder’s true and lawful attorney and proxy, with full power of substitution, for and in Shareholder’s name to vote and otherwise act with respect to all of the shares of stock of the Company that are subject to the provisions of the Voting Agreement (the “Shares”) at all annual, special, and other meetings of stockholders of the Company (or by written consent in lieu thereof) and at any other time the Shares are required to be, or may be, voted or acted upon.

b. The appointment and proxy granted to the Proxyholder by Section 1(a) of this Proxy is irrevocable and coupled with an interest and, except as otherwise provided in Section 2 of this Proxy, shall not terminate by operation of law, whether by reason of the death, bankruptcy, or adjudication of incompetency of Proxyholder or otherwise, or by the occurrence of any other event.

c. This Proxy relates to all voting rights (whether limited, fixed, or contingent) with respect to the Shares and does not relate to any other right incident to the ownership of the Shares (including, without limitation, the right to receive dividends and any other distributions on the Shares).

2. Term. This Proxy shall terminate only upon the termination of the Voting Agreement.

3. Legend on Stock. Each certificate evidencing the Shares shall bear a conspicuous statement in substantially the following form:

THE SHARES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO A VOTING AGREEMENT AND AN IRREVOCABLE PROXY (COPIES OF WHICH ARE AVAILABLE FOR INSPECTION AT THE PRINCIPAL OFFICE OF THE COMPANY). THE RECIPIENT OF ANY INTEREST IN SUCH SHARES SHALL BE DEEMED TO HAVE AGREED TO AND SHALL BECOME BOUND BY ALL OF THE PROVISIONS OF SAID VOTING AGREEMENT AND IRREVOCABLE PROXY.

4. Proxyholder’s Obligation. This Proxy must be exercised by Proxyholder in accordance with the terms and conditions of the Voting Agreement.

5. Benefit and Burden. This Proxy shall be binding upon the Shareholder, and shall inure to the benefit of Proxyholder, and his or her respective personal representatives, executors, administrators, legal representatives, devisees, distributees and heirs.

6. Modifications. This Proxy may be modified, waived, discharged, or terminated only by an instrument in writing executed by Shareholder and Proxyholder.

7. Waiver. The failure of Shareholder or Proxyholder, or both, to comply, or insist upon compliance, with any provision of this Proxy at any time shall not be deemed (a) to affect the validity or enforceability of this Proxy, (b) to be a waiver of any other provisions of this Proxy at that time, or (c) to be a waiver of that provision or any other provisions of this Proxy at any other time.

8. Governing Law. This Proxy shall be governed by and construed under the laws of the Commonwealth of Pennsylvania, without reference to the conflict of laws principles of such Commonwealth.

9. Venue. With respect to any claim arising out of this Proxy, Shareholder hereby (a) irrevocably submits to the exclusive jurisdiction of the courts of the Commonwealth of Pennsylvania located in Bucks County, Pennsylvania and the United States District Court for the Eastern District of Pennsylvania; (b) irrevocably waives any objection which Shareholder may have at any time to the venue of any suit, action or proceeding arising out of or relating to this Proxy brought in any such court and irrevocably waives any claim that such suit, action or proceeding is brought in an inconvenient forum; and (c) irrevocably waives the right to object, with respect to such claim, suit, action or proceeding brought in any such court, that such court does not have jurisdiction over Shareholder.

10. Liability of Proxyholder. Proxyholder shall not be liable by reason of any act or omission to act by Proxyholder in connection with any of the rights specified in Section 1(a) of this Proxy, except for actual fraud, gross negligence, or criminal conduct.

11. Proxy Binding upon Transferees. If, at any time or from time to time, any shares of capital stock of the Company now or hereafter held by the Shareholder are transferred to any party, the transferee shall take those shares pursuant to all provisions, conditions, and covenants of this Proxy, and, as a condition precedent to the transfer of those shares, the transferee shall become signatory to this Proxy or to a new irrevocable proxy in the same form (or other form satisfactory to Brennan) and agree (for and on behalf of transferee, transferee’s legal and personal representatives, and subsequent transferees and assigns of such shares) in writing to be bound by all provisions of this Proxy; provided, however, that if, in accordance with Section 3 (b) of the Voting Agreement, specified shares owned by Shareholder have been released from the provisions of the Voting Agreement, this Proxy shall not apply to such released shares from and after the date of the sale in the open market in accordance with such Release.

IN WITNESS WHEREOF, Shareholder has executed this Irrevocable Proxy on the date indicated below Shareholder’s signature.

WITNESS:	SHAREHOLDER:

(sign in the same exact name as shares are registered)

Name:
Date:

RELEASE REQUEST

(Form of Release Request pursuant to Section 3(b))

[DATE]

Mr. John J. Brennan

[ADDRESS]

Dear John:

This letter constitutes my request that you release the following shares of my ICT Group, Inc. stock from the Voting Agreement and the Irrevocable Proxy to which I am a party;

                             (            ) shares of the common stock of ICT Group, Inc., represented by certificate(s) numbered                     .

I represent that, if these shares are released from the Voting Agreement and the Irrevocable Proxy, I will sell these shares in the open market within 90 days after the date that you release such shares. I understand that if I do not complete such sale in the open market within such 90 day period, your release will no longer be effective and I will need to obtain a new release before I can subsequently sell these shares in the open market.

Sincerely,

[SHAREHOLDER OR SUCCESSOR IN INTEREST]

B-1

RELEASE

(Form of Release pursuant to Section 3(b))

[DATE]

[NAME OF SHAREHOLDER OR

SUCCESSOR IN INTEREST]

[ADDRESS]

Dear                         ,

This letter constitutes my release of the following shares of your ICT Group, Inc. stock from the Voting Agreement and the Irrevocable Proxy to which you are a party effective upon the sale by you of those shares in the open market within 90 days after the date of this letter:

                                 (            ) shares of the common stock of ICT Group, Inc., represented by certificate(s) numbered                         .

This release applies only to the shares of stock specified above and does not apply to any other shares of stock subject to the provisions of the Voting Agreement and the Irrevocable Proxy.

If you do not complete the sale of the shares of stock specified above in the open market within 90 days after the date of this letter, this release will not be effective and such shares will remain subject to the provisions of the Voting Agreement and the Irrevocable Proxy.

Sincerely,

John J. Brennan

B-2